UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 25, 2011

MUSTANG ALLIANCES, INC.

(Exact name of Registrant as specified in its charter)

Nevada	333-148431	74-3206736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Mustang Alliances, Inc.
410 Park Avenue, 15th floor
New York, NY 10022
Fax: (212) 504-2800

 (Address of principal executive offices)

(888) 251-3422

(Registrant's Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2011, Mustang Alliances, Inc. (the "Company") entered into a Consultancy Agreement with Mr. Mendel Mochkin, its corporate secretary and Vice President Corporate Development and a director of the Company. This agreement replaced in its entirety the Employment Agreement between the Company and Mendel Mochkin dated March 22, 2011 which was filed as Exhibit 10.6 to the Current Report on Form 8-K filed by the Company on March 23, 2011.

Pursuant to the agreement, Mr. Mochkin will receive (i) 100,000 shares of common stock and (ii) a consulting fee equal to $120,000 for the first 12 months after execution of the agreement, payable 60% in cash and 40% in stock. The amount of shares shall be based on the closing price of the stock on the last day of the preceding month. If the Company raises at least $2,500,000 in equity financing, all of the fee shall be paid in cash. The compensation shall  increase to $180,000 on July 25, 2012 and further increased to $240,000 if the Company's mines produce at least 12,000 ounces per year, On July 25, 2012, Mr. Mochkin shall be issued a 10-year option to purchase 120,000 shares at an exercise price of $0.50 per share, to vest on each of January 1st and June 1st. Mr. Mochkin was also granted options to purchase (i) an aggregate of 250,000 shares at an exercise price of $0.50 per share, which option shall vest and be exercisable upon the production by the Company’s mines of 12,000 ounces; (ii) an aggregate of 250,000 shares at an exercise price of $0.50 per share, which option shall vest and be exercisable upon the production of  24,000 ounces and (iii) an aggregate of 500,000 shares at an exercise price of $0.50 per share, which option shall vest and be exercisable upon the production of 48,000 ounces. The agreement can be terminated by either party at any time and without cause.

The foregoing description of the Consultancy Agreement does not purport to be complete and is qualified in its entirety by reference to the Consultancy Agreement which is annexed hereto as Exhibit 10.10.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibit No.	Description
10.10	Consultancy Agreement dated July 25, 2011, between Mustang Alliances, Inc. and Mendel Mochkin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSTANG ALLIANCES, INC. By: /s/Leonard Sternheim Name: Leonard Sternheim Title: President and Chief Executive Officer
Date:  July 26, 2011